Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-64499 of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated June 14, 2005, appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended April 3, 2005

/s/ Deloitte & Touche LLP

New Orleans, Louisiana

June 14, 2005